                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS



                                                                   Three months ended          Year ended
                                                                      December 31,            December 31,
                                                                   ------------------      ------------------
                                                                     1998      1997         1998(1)     1997
                                                                   --------  --------      --------  --------

   Average shares outstanding ...................................    18,532    15,287        17,854    12,206
                                                                   ========  ========      ========  ========

   Net income (loss) ............................................  $  4,941  $  2,116      $ 11,570  $  1,716
                                                                   ========  ========      ========  ========

   Per share amount .............................................  $    .27  $    .14      $    .65  $    .14
                                                                   ========  ========      ========  ========


Diluted

   Average shares outstanding ...................................    18,532    15,287        17,854    12,206

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price .......     2,042     1,786         1,985       968
                                                                   --------  --------      --------  --------

   Total ........................................................    20,574    17,073        19,839    13,174
                                                                   ========  ========      ========  ========

   Net income (loss) ............................................  $  4,941  $  2,116      $ 11,570  $  1,716
                                                                   ========  ========      ========  ========

   Per share amount .............................................  $    .24  $    .12      $    .58  $    .13
                                                                   ========  ========      ========  ========

(1) As restated: See Note 5 in the Notes to Condensed Financial Statements